SIGNATURE PAGE

STAAR INVESTMENT TRUST

	THIS PROXY IS SOLICITED BY THE TRUSTEES of the Staar
Investment Trust (the "Company") for use at a Special
Meeting of Shareholders (the "Special Meeting") to be held
September 3, 1998 at 10:30 a.m. (Eastern Time) at the STAAR
System Trust offices.

	The undersigned hereby appoints J. Andre Weisbrod and Ronald G. Benson, or either of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting and at all adjournments or postponements thereof, all shares of beneficial interest of the Company that are held of record by the undersigned on the record date for the Special Meeting, upon the following matters, and upon any other matter which may come before the Special Meeting, in their discretion:


1. Proposal to elect trustees.  The Nominees are Ronald G.
Benson, Jeffrey A. Dewhirst, Thomas J. Smith, J. Andre
Weisbrod and John H. Weisbrod

________________________________
To withhold authority to vote for one or more of the nominees, check the "For all Except" box to the right and write the names of those not voted for above.


2. Ratify the selection of Carson & Company as auditors.

3. Ratify the adoption of 12-b-1 Plan of Distribution
(designate the blocks for funds in which you are invested:

Intermediate Bond Fund
Long-Term Bond Fund
Larger Company Stock Fund
Smaller Company Stock Fund
International Fund
AltCat (Alternative Categories) Fund


Vote on Trustees
For All     Withhold     For All
                   All           Except
___    ___      ___

         Vote on Proposals
For        Against          Abstain
___    ___      ___

___    ___      ___
___    ___      ___
___    ___      ___
___    ___      ___
___    ___      ___
___    ___      ___


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.

DATE:                                         , 1998
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, pleas sign in partnership name by authorized person.

________________________________
______________________________
Signature(s) (Both if held jointly)